UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         Commission File Number 0-27618

        Date of Report (Date of earliest event reported): March 31, 1998

                          COLUMBUS McKINNON CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            NEW YORK                                             16-0547600
  ------------------------------                             ----------------
 (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                            Identification No.)

          140 JOHN JAMES AUDUBON PARKWAY, AMHERST, NEW YORK 14228-1197
          ------------------------------------------------------------
               (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (716) 689-5400
                                                           --------------
                                 NOT APPLICABLE
          -------------------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

ITEM 2. - ACQUISITION OR DISPOSITION OF ASSETS

(a) On March 11, 1998, the Registrant entered into a Stock Purchase Agreement (the "Stock Purchase Agreement" among the Registrant, as Buyer, and the shareholders of LICO, Inc., as Sellers. Effective at the Closing on March 31, 1998, the Sellers sold all of the shares of LICO, Inc. to the Registrant for $155 million less the greater of (x) the sum of $7.059 million and all costs or expenses paid by the Registrant or any Subsidiary relating to or incurred in connection with this Stock Purchase Agreement or (y) Funded Debt of LICO. The acquisition was financed by the proceeds from the New Credit Agreement and the Private Placement of 8 1/2% Senior Subordinated Notes due 2008, described in
Item 5 (a) and (b) below, respectively.

(b) LICO, through its subsidiaries, is a designer, manufacturer and installer of custom conveyor and automated material handling systems with its primary fabrication facility and headquarters in Kansas City, Missouri.

ITEM 5.  -  OTHER EVENTS

(A) NEW CREDIT AGREEMENT. On March 31, 1998, the Registrant entered into a Credit Agreement (the "Credit Agreement") among the Registrant, as Borrower, the banks, financial institutions and other institutional lenders named therein, as Initial Lenders, Fleet National Bank, as the Initial Issuing Bank, Fleet
National Bank, as the Swing Line Bank, and Fleet National Bank as the Administrative Agent. The terms of the Credit Agreement provide for a five year revolving credit facility with initial borrowing availability of $300 million. The proceeds of borrowings under the Credit Agreement, together with the proceeds from the sale of the Notes described in (b) below, were used to fund the acquisition of LICO, Inc. and repay borrowings under the Registrant's former credit facility.

    Borrowings under the Credit Agreement bear interest at a rate per annum equal to, at the Registrant's option, either (i) the greater of (a) Fleet National Bank's prime rate or (b) the Federal Funds Rate plus one-half of 1% or
(ii) LIBOR plus a margin (the "Applicable Margin") ranging from 0.375% to 1.25%, depending upon the Registrant's ratio (the :"Leverage Ratio") of Funded Debt (as defined) to EBITDA (as defined). The Registrant is also required to pay a commitment fee at a rate per annum ranging from .125% to .275% of the total borrowing availability under the Credit Agreement (the "Facility Fee Rate"), determined on the basis of the Company's Leverage Ratio. Based upon the Company's most recently determined Leverage Ratio, the Applicable Margin and Facility Fee Rate are 1.25% and .275% respectively. The Credit Agreement contains customary affirmative and negative covenants, including financial covenants requiring the maintenance of specified consolidated interest coverage and leverage ratios and amounts of consolidated net worth.

    Borrowings under the Credit Agreement are secured by a first priority security interest on all personal property of the Company and certain of its subsidiaries, and a pledge of stock of stock of subsidiaries (limited to 65% for foreign subsidiaries). In addition, certain subsidiaries of the Company have jointly and severally guaranteed the obligations of the Company under the Credit Agreement.

(B) PRIVATE PLACEMENT OF 8 1/2% SENIOR SUBORDINATED NOTES DUE 2008. On March 31, 1998, the Registrant completed the sale of $200 million principal amount of its 8 1/2% Senior Subordinated Notes due 2008 (the "Notes") in a private placement under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and Rule 144A thereunder, at a purchase price of 99.734% of the face amount thereof. The net proceeds from the sale of the Notes, together with borrowings under the Registrant's new credit facility described in (a) above, were used to fund the acquisition of LICO, Inc. and repay borrowings under the Registrant's former credit facility. The Notes bear interest at the rate of 8 1/2% per annum, payable semi-annually, and will mature on April 1, 2008. Upon a change of Control (as defined) of the Registrant, holders of the Notes will have the right, subject to certain restrictions and conditions, to require the Registrant to purchase all or any of their Notes at 101% of the principal amount thereof plus accrued interest thereon. The Notes are general unsecured obligations of the Registrant and are subordinated in right of payment to all existing and future Senior Debt (as defined) of the Registrant. The Notes are guaranteed on a senior subordinated basis by certain of the Registrant's existing and future subsidiaries (the "Guarantors"). The Indenture pursuant to which the Notes were issued contains various restrictive covenants, including covenants restricting the payment of dividends, the repurchase of capital stock and the making of certain other Restricted Payments

                                      (2)

(as defined), the incurrence of additional indebtedness, the incurrence of certain liens and certain mergers, consolidations or sales of assets. Pursuant to a registration rights agreement relating to the Notes, the Registrant has agreed to make an offer to exchange the Notes (the "Exchange Offer") for a new issue of debt securities registered under the Act with terms substantially identical to those of the Notes. The Registrant will become obligated to pay specified amounts of liquidated damages to holders of the Notes if the Exchange Offer is not filed, commenced or consummated by specified dates.

    The foregoing summary of the terms of the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Notes and the Indenture, dated March 31, 1998, among the Registrant, the Guarantors and State Street Bank and Trust Company, N.A., as Trustee, pursuant to which the Notes were issued, a copy of which (with the form of Note certificate) is filed as Exhibit 4.1 to this Current Report.

    Pursuant to Rule 135c under the Act, copies of the press releases issued by the Registrant on March 11, 1998 and March 31, 1998 relating to the offering and sale of the Notes are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report.


ITEM 7. - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

                                      (3)

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
LICO, Inc. and Subsidiaries

    We have audited the  accompanying  consolidated  balance sheet of LICO, Inc.
and Subsidiaries (the Company) as of September 30, 1997, and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of LICO, Inc. and Subsidiaries at September 30, 1997, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                  ERNST & YOUNG LLP

Kansas City, Missouri
November 21, 1997,
except for Note 11, as to which the date is February 13, 1998

                                      (4)

                           LICO, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1997

ASSETS
Current assets:
     Cash.................................................. $   959,686
     Accounts receivable, net, including retainages
       of $4,997,093 in 1997...............................  25,992,204
     Revenues earned in excess of billings
       on uncompleted contracts............................  13,475,892
     Raw materials inventory...............................   3,449,061
     Prepaid expenses......................................      56,159
     Deferred income taxes.................................     246,915
                                                             ----------
          Total current assets.............................  44,179,917

Property, plant and equipment, at cost:
     Land and buildings....................................   7,010,020
     Machinery and equipment...............................   3,344,080
     Office furniture and fixtures.........................   1,709,260
                                                             ----------
                                                             12,063,360
     Less accumulated depreciation and amortization          (3,029,380)
                                                             ----------
                                                              9,033,980

     Cash surrender value of officers' life insurance......   1,015,331
     Deferred income taxes.................................     353,166
     Other assets..........................................      76,000
                                                             ----------
                                                              1,444,497
                                                             ----------
          Total assets..................................... $54,658,394
                                                             ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Notes payable......................................... $ 7,500,000
     Current portion of capital leases.....................      90,159
     Current portion of long-term debt.....................     517,849
     Accounts payable......................................  17,514,795
     Billings in excess of revenues earned on uncompleted
        contracts..........................................   1,867,031
     Payroll taxes and fringe benefits accrued
        and withheld.......................................   1,141,014
     Income taxes payable..................................     399,711
     Accrued compensation and other expenses...............   2,782,187
                                                             ----------
          Total current liabilities........................  31,812,746

Long-term debt, less current portion.......................   4,248,919
Accrued retirement benefits................................     872,878
Capital lease obligations, less current portion                 102,706
                                                             ----------
Total liabilities..........................................  37,037,249

Shareholders' equity:
     Preferred stock, $.10 par value:
        Authorized shares - 200,000, none issued...........           -
     Common stock, voting, $.10 par value:
        Authorized shares - 300,000
        Issued shares - 256,250............................      25,625
     Common stock, nonvoting, $.10 par value:
        Authorized shares - 2,700,000
        Issued and outstanding shares - 2,306,250..........     230,625
     Additional paid-in capital............................     119,621
     Retained earnings.....................................  17,380,778
     Treasury stock, at cost, 2,400 shares.................    (135,504)
                                                             ----------
          Total shareholders' equity.......................  17,621,145
                                                             ----------
          Total liabilities and shareholders' equity....... $54,658,394
                                                             ==========


                             See accompanying notes.

                                   (5)

                           LICO, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME

                          YEAR ENDED SEPTEMBER 30, 1997

Contract revenues.....................................  $126,551,381
Contract costs:
     Direct costs.....................................   102,812,871
     Indirect costs:
          Fabrication.................................     1,773,540
          Field.......................................       448,144
          Engineering.................................     1,526,269
          Other.......................................       162,934
                                                         -----------
                                                         106,723,758

Income from contracts.................................    19,827,623
Selling, general and administrative expenses..........    11,841,477
Litigation costs......................................     1,127,600
                                                         -----------

Income from operations................................     6,858,546
Interest expense......................................    (1,396,331)
Other income..........................................        60,223
                                                         -----------

Income before income taxes............................     5,522,438
Income tax provision..................................    (1,705,009)
                                                         -----------

Net income............................................   $ 3,817,429
                                                         ===========




                             See accompanying notes.

                                      (6)




                           LICO, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                          YEAR ENDED SEPTEMBER 30, 1997

                                          Voting  Nonvoting  Additional                              Total
                                          Common   Common     Paid-In     Retained     Treasury    Shareholders'
                                          Stock    Stock      Capital     Earnings       Stock       Equity
                                          ------  ---------  ----------  ----------    --------    -----------
Balance at September 30, 1996........... $25,625  $      -   $119,621   $13,793,974   $ (16,444)   $13,922,776
Purchase of 2,000 shares of voting
   common stock.........................       -         -          -             -    (119,060)      (119,060)
Issuance of 2,306,250 shares of non-
   voting common stock..................       -   230,625          -      (230,625)          -              -
Net income..............................       -         -          -     3,817,429           -      3,817,429
                                          --------------------------------------------------------------------
Balance at September 30, 1997........... $25,625  $230,625   $119,621   $17,380,778   $(135,504)   $17,621,145
                                          ====================================================================




                                                  See accompanying notes.

                                      (7)


                           LICO, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                          YEAR ENDED SEPTEMBER 30, 1997

OPERATING ACTIVITIES
Net income...............................................   $ 3,817,429
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization.......................       847,394
     Deferred income taxes...............................       760,271
     Changes in assets and liabilities:
          Accounts receivable............................    14,985,364
          Revenues earned in excess of billings on
             uncompleted contracts.......................    (8,399,723)
          Refundable income taxes........................       542,678
          Raw materials inventory........................       743,371
          Prepaid expenses...............................        (1,600)
          Accounts payable...............................     1,086,927
          Billings in excess of revenues
             earned on uncompleted contracts.............    (1,069,984)
          Income taxes payable...........................       399,711
          Accrued expenses...............................    (3,797,618)
          Accrued retirement benefits....................       113,623
                                                             ----------
     Net cash provided by operating activities               10,027,843

INVESTING ACTIVITIES
Capital expenditures.....................................    (7,547,079)
Increase in cash surrender value of officers'
     life insurance......................................      (121,067)
                                                             ----------
Net cash used in investing activities....................    (7,668,146)

FINANCING ACTIVITIES
Net repayments under line-of-credit agreement                (6,650,000)
Proceeds from issuance of long-term debt.................     5,050,000
Principal payments on long-term debt
   and capital lease obligations.........................      (364,587)
Purchase of common stock for treasury....................      (119,060)
                                                             ----------
Net cash used in financing activities....................    (2,083,647)
                                                             ----------
Net increase in cash.....................................       276,050
Cash at beginning of year................................       683,636
                                                             ----------
Cash at end of year......................................    $  959,686
                                                             ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
     Interest............................................    $1,328,110
                                                             ==========
     Income taxes........................................    $  184,186
                                                             ==========

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING AND INVESTING ACTIVITIES Additions to property, plant and equipment through
   issuance of capital lease obligations.................    $  117,083
                                                             ==========
Issuance of nonvoting common stock.......................    $  230,625
                                                             ==========


                             See accompanying notes.

                                      (8)

                           LICO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1997

1. SIGNIFICANT ACCOUNTING POLICIES

   PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of LICO, Inc. (the Company) and its wholly-owned subsidiaries, LICO Steel, Inc. (LSI), LICO Conveyor Company (LCC), Automatic Systems Conveyors Limited (ASCL), ASI of Australia Pty. Ltd. (ASIA), and Automatic Systems, Inc. (ASI), including ASI's wholly-owned subsidiary, LICO International Corporation (LIC). All significant intercompany transactions are eliminated.


   EARNINGS ON CONTRACTS

    ASI, including LIC, is engaged principally in the manufacture and installation of industrial conveyor systems and other materials handling products under fixed-price contracts. ASIA is engaged in negotiating customer contracts on a fixed-price basis of contracting for the installation of products principally manufactured by ASI in Australia. ASCL acts as a sales agent for ASI in Canada and is reimbursed for expenses on a cost plus basis. LSI is engaged in steel erection and general contracting under fixed-price and time and material contracts. LCC is engaged in the manufacture and installation of portable and stationary belt conveyors under fixed-price contracts. Contract revenues are recognized under the percentage of completion method, measured by comparing direct costs incurred to total estimated direct costs.

    Changes in job performance, job conditions and estimated profitability, including those arising from final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. In the event that a loss is anticipated on an uncompleted contract, a provision for the estimated loss is made at the time it is determined.

    Billings on contracts may precede or lag revenues earned, and such differences are reported in the balance sheet as current liabilities and current assets, respectively.


   INVENTORY

    Steel inventory is stated at the lower of cost, determined using the average cost method, or market. All other inventory is stated at the lower of cost, using the first-in, first-out method, or market.


   PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is credited or charged to income. Maintenance and repairs are charged to expense in the year incurred, and additions, improvements and betterments are capitalized.

    Depreciation and amortization of property and equipment is computed over the estimated useful lives of the assets using the straight-line method for assets purchased prior to 1992 and an accelerated method for assets purchased thereafter. The depreciation and amortization periods range from three to 39 years.

                                      (9)

   INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, the liability method is used in accounting for income taxes, whereby deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

    The Company files a consolidated federal income tax return with ASI, LSI and LCC. LIC, ASCL and ASIA file separate returns.

   USE OF ESTIMATES

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

2. REVENUES AND BILLINGS ON UNCOMPLETED CONTRACTS

     At September 30, 1997 revenues and billings on uncompleted contracts consisted of:

            Costs incurred on uncompleted contracts.....     $138,821,673
            Estimated earnings..........................       24,467,281
                                                              -----------
            Revenues earned to date.....................      163,288,954
            Less billings to date.......................      151,680,093
                                                              -----------
                                                             $ 11,608,861
                                                              ===========

    Such amounts are included in the accompanying consolidated balance sheets under the following captions at September 30, 1997:

            Revenues earned in excess of billings
                on uncompleted contracts................     $ 13,475,892
            Billings in excess of revenues earned
                on uncompleted contracts................       (1,867,031)
                                                              -----------
                                                             $ 11,608,861
                                                              ===========

3. NOTES PAYABLE AND LONG-TERM DEBT

    The short-term bank note represents the balance due on demand under a $22,000,000 revolving line of credit which bears interest at the prime rate (8.5% at September 30, 1997). The credit line is collateralized by accounts receivable and inventory and is partially guaranteed by certain shareholders of the Company.

     Long-term debt at September 30, 1997 consists of the following:

       Real estate note, interest at 8.85%, collateralized
           by real estate, maturing November 2006...........   $2,426,805
       Equipment note, interest at 8.25%, collateralized
           by equipment, maturing March 2004................    1,537,354
       Equipment note, interest at 8.15%, collateralized
           by equipment, maturing March 2002................      802,609
                                                                ---------
                                                                4,766,768
       Less current maturities..............................      517,849
                                                                ---------
                                                               $4,248,919
                                                                =========


                                      (10)

                           LICO, INC. AND SUBSIDIARIES

    The aggregated principal amounts of long-term debt maturing in each of the next five years ending September 30 and thereafter:

                  1998......................................   $  517,849
                  1999......................................      563,210
                  2000......................................      612,550
                  2001......................................      666,219
                  2002......................................      615,938
                    Thereafter..............................   $1,791,002
                                                                ---------
                                                               $4,766,768
                                                                =========


4. LEASES

      The amounts of manufacturing equipment under capital lease obligations included in property, plant and equipment at September 30, 1997 are as follows:

                  Cost of assets held under capital leases       $405,672
                  Accumulated amortization...................    (196,057)
                                                                  -------
                  Net assets held under capital leases           $209,615
                                                                  =======


     LICO, Inc. also leases offices and operating facilities, machinery and equipment, and automobiles under operating leases expiring through July 2001. Rental payments amounted to $1,930,143 for 1997. Certain property and equipment was purchased from a partnership owned by certain of the Company's shareholders during 1997 for $6,350,811, its approximate fair value, and recorded as an addition to property and equipment for that amount.

     Future minimum lease payments under the capital leases and noncancelable operating leases for the next four years ending September 30 are as follows:

                                                              Capital  Operating
            FISCAL YEARS ENDING                               Leases     Leases
                                                              -------  ---------
             1998..........................................  $ 92,339  $118,835
             1999..........................................    71,106    56,589
             2000..........................................    46,189    14,205
             2001..........................................     8,404     7,750
                                                              -------   -------
             Total minimum lease payments..................   218,038  $197,379
                                                                        =======
             Less amounts representing interest                25,173
                                                              -------

             Present value of net minimum lease payments      192,865
             Less current portion..........................    90,159
                                                              -------
                                                             $102,706
                                                              =======



                                      (11)

                           LICO, INC. AND SUBSIDIARIES

5. INCOME TAXES

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. These items consist principally of research and experimentation credits, accrued liabilities, accrued bonuses, accrued retirement benefits and basis differences in accounts receivable. The components of the Company's net deferred tax assets and liabilities at September 30, 1997 are as follows:

                  Total net deferred assets..........  $600,081
                  Less current portion...............   246,915
                                                        -------
                  Net noncurrent deferred assets.....  $353,166
                                                        =======


    The income tax provision (benefit) for 1997 consists of the following:

            Current:
                 Federal........................      $ 651,870
                 State..........................        282,868
                 Foreign........................        (10,000)
                                                      ---------
            Total current.......................        944,738

            Deferred:
                 Federal........................        635,715
                 State..........................        124,556
                                                      ---------
            Total deferred......................        760,271
                                                      ---------
            Total provision for income taxes....     $1,705,009
                                                      =========


    A reconciliation of the income tax provision to the amounts computed at the federal statutory rate is as follows:

            Provision at statutory rate.................. $1,932,853
            State income taxes, net of federal benefit...    180,000
            Federal income tax credits...................   (560,000)
            Other, net...................................    152,156
                                                           ---------
            Net tax provision............................ $1,705,009
                                                           =========


    At September 30, 1997, the Company has unused research and experimentation credits of approximately $400,000 for income tax purposes which may be used to offset future taxable income through the fiscal year ended September 30, 2007. The Company believes it is more likely than not that the research and experimentation credits will be utilized prior to their expiration and, accordingly, has not provided a valuation allowance to reduce the carrying value of deferred tax assets.

                                      (12)

                           LICO, INC. AND SUBSIDIARIES

6. SHAREHOLDERS' EQUITY

    In September 1997, the Company amended its Articles of Incorporation to create two classes of common stock designated as Voting Common Stock and Nonvoting Common Stock. In effect, all existing voting common stock shareholders were issued nine shares of the newly created Nonvoting Common Stock for every share of Voting Common Stock owned. Each holder of Voting Common Stock shall be entitled to one vote for each share of voting stock owned. Holders of Nonvoting Common Stock shall have no voting rights. Except for voting rights, both classes of common stock share the same preferences, qualifications, limitations, restrictions, special rights and general rights.

7. COMMITMENTS AND RELATED-PARTY TRANSACTIONS

   STOCK REDEMPTION AGREEMENT

    The Company's stock is principally owned by two individuals (major shareholders) accounting for approximately 80% of the outstanding voting and nonvoting common stock. Upon the death of any minority shareholder, the Company will purchase all of the shareholder's shares at the greater of $10 per share or the book value of such shares. Similarly, upon disability, retirement or termination without cause of any minority shareholder, the Company may purchase the shares at book value. The two majority shareholders have entered into a separate cross purchase agreement to purchase each others stock in the event of a death of either major shareholder.

   RECEIVABLES

    Included in accounts receivable at September 30, 1997, is advances of $42,335 to certain officers and employees.

8. EMPLOYEE BENEFIT PLANS

    The Company provides a defined contribution 401(k) plan for all employees not covered by union-sponsored plans. Under the plan, employees may elect to contribute a percentage of their annual salary subject to Internal Revenue Code maximum limitations. Regular accruals are recorded by the Company in amounts up to one half of the employees' contributions but not exceeding a maximum of 3% of the employees' base compensation. The Company's contribution for 1997 was $160,193.

    In addition, the Company has an agreement with certain officers under which the Company is obligated to pay specified amounts upon retirement or lesser amounts if termination occurs prior to age 60. The Company has acquired certain life insurance policies that will accumulate cash value to fund this plan. The Company's liability under this plan is recorded at its present value (assuming a 7.5% interest rate) and presented in the balance sheet as accrued retirement benefits.

    The Company also participates in various multiemployer, union-administered pension plans that principally cover production workers. Union compensation arrangements provide a stipulated amount per hour for fringe benefits including pension benefits. The Company recognizes as an expense the required contribution for all such fringe benefits, and any amounts due and unpaid are included in current liabilities. The portion of the total fringe benefits related to pension benefits has not been separately determined.

9. SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK

    At September 30, 1997, substantially all of the Company's receivables are obligations of automotive manufacturers. The Company generally does not require collateral or other security on the accounts. The credit risk is controlled through credit approvals, limits and monitoring procedures.

                                      (13)

                           LICO, INC. AND SUBSIDIARIES

     The accounts receivable, including retainage, at September 30, 1997 from these major customers are as follows:

      General Motors.................................     $11,476,393
      Ford...........................................       5,494,280
      Lesco Design and Manufacturing Company
          (contractor to Ford).......................       2,086,529
                                                           ----------
                                                          $19,057,202
                                                           ==========

    Sales to two customers accounted for 52% and 26%, respectively, of contract revenues in 1997.

10. LITIGATION

    During 1997, ASI settled a dispute with a subcontractor regarding breach of contract. The settlement and related legal fees resulted in a charge to income from operations of approximately $1,127,600 in excess of amounts accrued in prior years.

11. SUBSEQUENT EVENTS

    Effective February 13, 1998, the Company signed a letter of intent whereby it agreed to sell all of its outstanding voting and nonvoting common stock to Columbus McKinnon Corporation for approximately $155 million less the amount of funded debt existing at closing. This transaction is subject to customary closing conditions.



                                      (14)

(b)  Pro Forma Financial Statements

    The pro forma consolidated balance sheet as of December 28, 1997 and the pro forma consolidated statements of income for the nine months ended December 28, 1997 and the fiscal year ended March 31, 1997 have been prepared to reflect (i) the consummation of the Offering and the application of the estimated net proceeds therefrom, (ii) the consummation of the LICO Acquisition, and (iii) the revisions to the Company's credit facilities. The pro forma balance sheet was prepared as if such transactions had occurred on December 28, 1997. The pro forma statements of income were prepared as if such transactions had occurred at the beginning of the periods reflected thereon. In addition, the pro forma statement of income for the year ended March 31, 1997 was prepared as if the acquisitions of Yale and Lister had occurred at the beginning of that year. The pro forma consolidated financial information is based on the historical financial statements of the Company and LICO and should be read in conjunction with those financial statements and notes thereto. The consolidated pro forma financial information is not necessarily indicative of the financial position or results of operations which actually would have occurred if such transactions had been consummated on the dates described, nor does it purport to represent the Company's future financial position or results of operations.

                                      (15)




                          COLUMBUS MCKINNON CORPORATION

                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                DECEMBER 28, 1997

                                                                                   Refinancing and
                                       Columbus            Acquisition                 Offering     Pro Forma
                                      McKinnon(1) LICO(2)  Adjustments   Pro Forma   Adjustments   As Adjusted
                                      ----------- -------  -----------   ---------   -----------   -----------
                                                                 (Dollars in thousands)

ASSETS:
Current assets:
     Cash and cash equivalents.......  $  5,883  $  1,278                $   7,161                   $   7,161
     Trade accounts receivable.......    79,726    46,889                  126,615                     126,615
     Unbilled revenues...............         -    16,189                   16,189                      16,189
     Inventories.....................    95,999     3,541                   99,540                      99,540
     Net assets held for sale........    10,302         -                   10,302                      10,302
     Prepaid expenses................     6,877       707                    7,584                       7,584
                                        -------    ------    -------       -------     -------         -------
Total current assets.................   198,787    68,604                  267,391                     267,391
Net property, plant & equipment......    63,489     9,059                   72,548                      72,548
Goodwill & other intangibles,
   net...............................   241,687         -        450 (3)   356,299       3,848 (7)     352,822
                                                             114,162 (4)                (7,325)(8)
Marketable securities................    16,293         -                   16,293                      16,293
Deferred taxes on income                  9,196       353                    9,549                       9,549
Other assets.........................     5,573     1,463                    7,036                       7,036
                                        -------    ------    -------       -------     -------         -------
Total assets......................... $ 535,025  $ 79,479  $ 114,612     $ 729,116   $  (3,477)      $ 725,639
                                        =======    ======    =======       =======     =======         =======


LIABILITIES AND SHAREHOLDERS' EQUITY:


Current liabilities:
     Notes payable to banks..........     $ 445  $ 15,500  $ (15,500)(5) $     445                   $     445
     Trade accounts payable              21,426    23,979                   45,405                      45,405
     Excess billings.................         -     6,713                    6,713                       6,713
     Accrued liabilities.............    41,956     6,795                   48,751      (2,930) (8)     45,821
     Current portion-long-term debt..    22,504       625       (625)(5)    22,504     (21,000) (9)      1,504
                                        -------    ------    -------       -------     -------         -------
Total current liabilities                86,331    53,612    (16,125)      123,818     (23,930)         99,888
Long-term debt, less current
   portion...........................   246,016     4,183    151,517 (5)   401,716    (195,620)(10)    227,096
                                                                                        21,000  (9)
Senior subordinated debt.............         -         -                        -     199,468 (10)    199,468
Other non-current liabilities........    39,068       904                   39,972                      39,972
                                        -------    ------    -------       -------     -------         -------
Total liabilities....................   371,415    58,699    135,392       565,506         918         566,424

Shareholders' equity:
     Common stock....................       137       256       (256)(6)       137                         137
     Additional paid-in capital......    96,024       120       (120)(6)    96,024                      96,024
     Retained earnings...............    73,743    20,539    (20,539)(6)    73,743      (4,395) (8)     69,348
     ESOP debt guarantee.............    (3,539)        -                   (3,539)                     (3,539)
     Other...........................    (2,755)     (135)       135 (6)    (2,755)                     (2,755)
                                        -------    ------    -------       -------     -------         -------
Total shareholders' equity...........   163,610    20,780    (20,780)      163,610      (4,395)        159,215
                                        -------    ------    -------       -------     -------         -------
Total liabilities and shareholders'
   equity............................ $ 535,025  $ 79,479  $ 114,612     $ 729,116   $  (3,477)      $ 725,639
                                        =======    ======    =======       =======     =======         =======


                                                         (footnotes on following page)

                                      (16)




(1) Represents the Company's consolidated balance sheet as of December 28, 1997.
(2) Represents  LICO's  consolidated  balance sheet as of December 31, 1997.
(3) Represents deferred financing fees on bank debt required for acquisition of LICO by the Company.
(4) Represents goodwill in the amount of the LICO acquisition price in excess of the market value of the assets and liabilities acquired.
(5) Represents debt required for the LICO Acquisition by the Company and refinancing of LICO's debt, based on a purchase price of $155.0 million plus acquisition costs and financing fees, and including assumed debt.
(6) Represents the elimination of LICO equity upon LICO's acquisition by the Company in accordance with purchase accounting principles.
(7) Represents deferred financing fees incurred in connection with the Offering, net of deferred gain realized on Offering hedge.
(8) Represents the write-off of existing deferred financing fees upon replacement of the existing credit facilities with the New Credit Agreement and the related reduction in taxes payable.
(9) Represents the reclassification of the current portion of long-term bank debt to non-current debt under the New Credit Agreement.
(10)Represents the refinancing of bank debt with the proceeds from the Offering, net of $3.85 million of expenses and realized hedge gain, and $0.5 million of original issue discount.


                                      (17)




                          COLUMBUS MCKINNON CORPORATION

             PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

                       NINE MONTHS ENDED DECEMBER 28, 1997

                                                                                 Refinancing and    Pro
                                        Columbus             Acquisition             Offering      Forma
                                       McKinnon(1)  LICO(2)  Adjustments Pro Forma  Adjustments  As Adjusted
                                       -----------  -------  ----------- ---------  -----------  -----------
                                                                 (Dollars in thousands)

Net sales............................... $372,442  $117,948               $490,390              $ 490,390
Cost of products sold...................  265,990    98,664                364,654                364,654
                                          -------   -------                -------                -------
Gross profit............................  106,452    19,284                125,736                125,736
Selling, general & administrative
      expenses..........................   51,445     9,830   (2,278)(3)    58,997                 58,997
Amortization of intangibles.............    7,581         -    3,425 (4)    11,006                 11,006
                                          -------   -------    -----       -------                -------
                                           59,026     9,830    1,147        70,003                 70,003
                                          -------   -------    -----       -------                -------
Income from operations..................   47,426     9,454   (1,147)       55,733                 55,733
Interest and debt expense...............   17,729     1,150    7,152 (5)    26,031     (820)(7)    25,211
Interest and other income...............    1,076        56                  1,132                  1,132
                                          -------   -------    -----       -------     ----       -------
Income before income taxes,
   Minority interest and extraordinary
    charge..............................   30,773     8,360   (8,299)       30,834      820        31,654
Income tax expense......................   15,227     2,657   (1,950)(6)    15,934      328 (8)    16,262
                                          -------   -------    -----       -------     ----       -------
Income before minority interest and
Extraordinary charge.................... $ 15,546  $  5,703  $(6,349)     $ 14,900    $ 492      $ 15,392
                                          =======   =======    =====       =======     ====       =======
EBITDA(9)............................... $ 62,746  $ 10,116  $ 2,278      $ 75,140    $   -      $ 75,140
                                          =======   =======    =====       =======     ====       =======


(1) Represents the Company's consolidated results of operations for the nine months ended December 28, 1997.
(2) Represents LICO's consolidated results of operations for the nine-month period ended December 31, 1997.
(3) Represents the portion of LICO owners' compensation expenses which will be eliminated upon acquisition by Columbus McKinnon.
(4) Represents amortization of goodwill which will result from the acquisition of LICO by Columbus McKinnon.
(5) Represents the incremental interest and debt expense to finance the acquisition of LICO by Columbus McKinnon.
(6) Represents the tax effect of LICO pro forma adjustments to selling, general and administrative expenses and interest and debt expense in items (3) and
    (5) above.
(7) Represents the net savings in interest and debt expense resulting from the effect of the New Credit Agreement at 6.875% and the Offering at 8.50%.
(8) Represents the tax effect of interest and debt expense pro forma adjustment per (7) above.
(9) EBITDA represents income before interest and debt expense, income tax expense, depreciation and amortization, minority interest, extraordinary charge and cumulative effect of accounting change. EBITDA is presented because it provides useful information regarding the Company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.

                                      (18)



                                     COLUMBUS MCKINNON CORPORATION

                          PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

                                        YEAR ENDED MARCH 31, 1997

                                         Yale & Lister                                             Refinancing and
                              Columbus   Preacquisition  Combined            Acquisition              Offering      Pro Forma
                             McKinnon(1)  Pro Forma(2)  Pro Forma   LICO(3)  Adjustments  Pro Forma  Adjustments   As Adjusted
                             ----------   -----------   ---------   ------   -----------  ---------  -----------   -----------
                                                              (Dollars in thousands)

Net sales....................$359,424      $110,901     $470,325   $134,168                 $604,493                $604,493
Cost of products sold........ 251,987        78,405      330,392    121,867                  452,259                 452,259
                              -------       -------      -------    -------                  -------                 -------
Gross profit................. 107,437        32,496      139,933     12,301                  152,234                 152,234
Selling, general &
  administrative expenses....  57,186        17,718       74,904      9,819     (1,892)(4)    82,831                  82,831
Amortization of intangibles..   5,197         4,970       10,167          -      4,566 (5)    14,733                  14,733
                              -------       -------      -------    -------     ------       -------                 -------
                               62,383        22,688       85,071      9,819      2,674        97,564                  97,564
                              -------       -------      -------    -------     ------       -------                 -------
Income from operations.......  45,054         9,808       54,862      2,482     (2,674)       54,670                  54,670
Interest and debt expense....  11,930        12,967       24,897        916      9,947 (6)    35,760    (1,261)(8)    34,499
Interest and other income....   1,168             -        1,168         75                    1,243                   1,243
                              -------       -------      -------    -------     ------       -------    ------       -------
Income before income taxes,
  minority interest and ex-
  traordinary charge.........  34,292        (3,159)      31,133      1,641    (12,621)       20,153     1,261        21,414
Income tax expense...........  15,617           903       16,520         65     (3,222)(7)    13,363       504 (9)    13,867
                              -------       -------      -------    -------     ------       -------    ------       -------
Income before minority
  interest and extraordinary
  charge.....................$ 18,675      $ (4,062)    $ 14,613   $  1,576   $ (9,399)     $  6,790   $   757      $  7,547
                              =======       =======     ========    =======     ======       =======    ======       =======
EBITDA(10)...................$ 57,507      $ 16,727     $ 74,234   $  3,209   $  1,892      $ 79,355   $     -      $ 79,335
                              =======       =======     ========    =======     ======       =======    ======       =======


(1) Represents the Company's consolidated results of operations for the fiscal year ended March 31, 1997, including Yale and Lister since their acquisition by the Company on October 17, 1996 and December 19, 1996, respectively.
(2) Represents Yale's and Lister's consolidated results of continuing operations from April 1, 1996 through their date of acquisition by Columbus McKinnon on October 17, 1996 and December 19, 1996, respectively, along with the effects of acquisition. Those pro forma effects include the following: (a) $2.5 million reduction of selling, general and administrative expenses for elimination of Yale corporate offices and other administrative expenses; (b) $4.1 million of additional goodwill amortization expense; (c) $8.4 million incremental interest and debt expense to finance the acquisitions; and (d) $2.4 million reduction in income tax expense resulting from items (a) and
    (c) above.
(3) Represents LICO's consolidated results of operations for the twelve-month period ended March 31, 1997.
(4) Represents the portion of LICO owners' compensation expenses which will be eliminated upon acquisition by Columbus McKinnon.
(5) Represents amortization of goodwill which will result from the acquisition of LICO by Columbus McKinnon.
(6) Represents the incremental interest and debt expense to finance the acquisition of LICO by Columbus McKinnon.
(7) Represents the tax effect of LICO pro forma adjustments to selling, general and administrative expenses and interest and debt expense in items (4) and
    (6) above.
(8) Represents the net savings in interest and debt expense resulting from the effect of the New Credit Agreement at 6.875% and the Offering at 8.50%.
(9) Represents the tax effect of interest and debt expense pro forma adjustment per (8) above.
(10)EBITDA represents income before interest and debt expense, income tax expense, depreciation and amortization, minority interest, extraordinary charge and cumulative effect of accounting change. EBITDA is presented because it provides useful information regarding the Company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.

                                      (19)

(c) Exhibits:

    4.1 Conformed copy of the Indenture, dated as of March 31, 1998, among Columbus McKinnon Corporation, the Guarantors named on the signature pages thereto and State Street Bank and Trust Company, N.A., as Trustee, including the form of Senior Subordinated Notes due 2008.

    4.2 A/B Exchange Registration Rights Agreement dated as of March 31, 1998 by and among Columbus McKinnon Corporation, the Guarantors named on the signature pages thereto and Bear, Stearns & Co. Inc. and Goldman, Sachs & Co.

    4.3 Supplemental Indenture dated as of March 31, 1998, among LICO, Inc., Automatic Systems, Inc., LICO Steel Inc., Columbus McKinnon Corporation the other Guarantors and State Street Bank and Trust Company, N.A., as trustee.

   10.1 Stock Purchase Agreement dated as of March 11, 1998 among Columbus McKinnon Corporation, as Buyer, and the shareholders of LICO, Inc., as Sellers.

   10.2 Credit Agreement dated as of March 31, 1998 among Columbus McKinnon Corporation, as Borrower, the banks, financial institutions and other institutional lenders named therein as Initial Lenders, Fleet National Bank, as the Initial Issuing Bank, Fleet National Bank, as the Swing Line Bank and Fleet National Bank, as the Administrative Agent.

   23.1 Consent of Ernst & Young LLP as Independent Auditors of LICO, Inc.

   99.1 Text of Registrant's press release dated March 11, 1998 (incorporated by reference to Exhibit 99 to the Registrant's Current Report on Form 8-K dated March 11, 1998 and filed on March 23, 1998).

   99.2 Text of Registrant's press release dated March 31, 1998.



                                      (20)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       COLUMBUS McKINNON CORPORATION


Dated:  April 9, 1998                  By:  /s/ Robert L. Montgomery
        -------------                       ------------------------
                                            Executive Vice President and
                                            Chief Financial Officer





                                      (21)